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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    December 1, 1997
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                        CBT GROUP PUBLIC LIMITED COMPANY
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             (Exact name of registrant as specified in its charter)

    Republic of Ireland               0-25674                Not Applicable
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      (State or other               (Commission               (IRS Employer
      jurisdiction of               File Number)          Identification Number)
       incorporation)

   1005 HAMILTON COURT, MENLO PARK, CALIFORNIA                    94025
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    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (650) 614-5900
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                                      N/A
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         (Former name or former address, if changed since last report)
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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
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   (a) On December 1, 1997 (the "Closing Date"), CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT"), acquired all of the outstanding ordinary shares of CBT Systems Middle East Limited, a limited liability company organized under the International Business Companies Act of the Commonwealth of the Bahamas ("MidEast"). The acquisition of MidEast (the "Acquisition") was consummated pursuant to a Share Purchase Agreement dated as of December 1, 1997 (the "Share Purchase Agreement"), by and among
CBT, MidEast, John Todd, the managing director of MidEast, and Hamilton
Brothers Limited, solely in its capacity as bare trustee of the trust that legally owns all of the issued and outstanding ordinary shares of MidEast ("HBL"). In the Acquisition, CBT received all of the ordinary shares of MidEast, all of which were held by HBL, in exchange for 64,500 ordinary shares, par value IR37.5p, of CBT ("CBT Ordinary Shares"). As a result of the Acquisition, MidEast became a wholly owned subsidiary of CBT.

   (b) There were no underwriters or placement agents involved in the Acquisition. All of the CBT Ordinary Shares were issued to HBL.

   (c) As described in paragraph (a) above, CBT received all of the ordinary
shares of MidEast in exchange for 64,500 CBT Ordinary Shares.   The amount of
consideration received by CBT was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of MidEast.

   (d) In connection with the issuance of the CBT Ordinary Shares in the Acquisition, CBT relied upon the exemptions contained in Regulation S and
Section 4(2) under the Securities Act of 1933, as amended (the "Act"). The Acquisition consisted of the offer and sale of the CBT Ordinary Shares to HBL, a company organized and incorporated outside the United States and not formed by any U.S. person, and the beneficiaries of the bare trust for which HBL serves as trustee, all of whom are non-U.S. citizens resident outside the United States. Without limiting the generality of the foregoing, the offer and sale of the CBT Ordinary Shares were made in an "offshore transaction" (as defined in Rule 902(i) of the Act) to non "U.S. persons" (as defined in Rule 902(o) of the Act) in the absence of any "directed selling efforts" (as defined in Rule 902(b) of the Act). In addition, CBT structured the Acquisition to fall within the exemption contained in Section 4(2) of the Act. The fair market value of the CBT Ordinary Shares as of the date of the Acquisition was approximately US$9,500,000.

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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    December 11, 1997             CBT GROUP PLC


                                        /s/ GREGORY M. PRIEST
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                                        Gregory M. Priest
                                        Vice President, Finance
                                        and Chief Financial Officer

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